Exhibit 99.1

Brian Smith
ESI
503-672-5760
smithb@esi.com
ESI Announces Fourth Quarter Fiscal 2014 Results

PORTLAND, Ore. – May 13, 2014 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2014 fourth quarter and year ended March 29, 2014. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring and asset impairments, and other items.
Revenue in the fourth quarter was $37.1 million, compared to $38.3 million in the third quarter of 2014 and $39.6 million in the fourth quarter of last fiscal year. On a GAAP basis, net loss was $27.6 million or $0.92 per share, compared to net loss of $4.6 million or $0.15 per share in the prior quarter. Fourth quarter results included charges for inventory write-offs, corporate restructuring and an impairment of an equity investment. On a non-GAAP basis, fourth quarter net loss was $5.0 million or $0.16 per share, compared to net loss of $3.1 million or $0.10 per share in the third quarter of fiscal 2014 and a net loss of $1.0 million or $0.03 per share in the fourth quarter of fiscal 2013. Orders for the fourth quarter were approximately $32 million, compared to $36 million in the prior quarter.
GAAP gross margin was 10.1%. Included in cost of sales was $12.8 million of charges related to the write-off of inventory for discontinued products. Non-GAAP gross margin was 46.2% compared to 44.6% in the prior quarter. Operating expenses were $25.5 million, and included $2.3 million of restructuring charges, asset write-offs, and acquisition and integration costs. On a non-GAAP basis operating expenses were $22.3 million, up from $20.6 million in the prior quarter due to installation costs related to the first shipments of DiamondBlazeTM glass cutting systems to touch panel manufacturers, and the shipment of a development tool to a leading semiconductor manufacturer. Non-GAAP operating loss was $5.1 million compared to a loss of $3.5 million in the third quarter.
Full Year Fiscal 2014 Results
Fiscal 2014 revenue was $181 million, down 16% compared to $217 million in fiscal 2013. On a GAAP basis, fiscal 2014 net loss was $38.3 million or $1.28 per share, compared to net loss of $54.7 million or $1.86 per share in the prior year. On a non-GAAP basis, net loss was $5.1 million or $0.17 per share, compared to net income of $6.4 million or $0.21 per diluted share in 2013.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $111 million. The company used $15.2 million in operating cash during the quarter primarily due to working capital increases. For the fiscal year, use of operating cash was $19.1 million. Also, during the quarter the company spent $191 thousand to repurchase about 20,000 shares of ESI stock pursuant to its stock repurchase authorization, and paid $2.4 million for the quarterly dividend of $0.08 per share.
First Quarter 2015 Outlook
Based on recent order levels, ESI expects revenues for the first quarter of fiscal 2015 to be between $30 and $35 million. Non-GAAP loss per share is expected to be between $0.25 and $0.30.
“This was a challenging end to our fiscal year,” stated Edward C. Grady, president and CEO of ESI. “As we look forward, we are changing our market approach, our go-to-market strategy, and our execution as part of our commitment to grow the company for the long term. Although these changes will take several quarters to develop, I am excited about the technology, innovative spirit, and market opportunities that we believe will enable us to return to profitable growth.”
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 62427815. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 23, 2014, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 11097875. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, revenue, earnings growth and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; risks related to the integration of the Semiconductor Systems business acquired from GSI Group, Inc.; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

ESI Announces Fourth Quarter and Fiscal 2014 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Fiscal year ended
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013	Mar 29, 2014	Mar 30, 2013
Net sales	$37,081	$38,267	$39,574	$181,167	$216,625
Cost of sales	33,354	21,986	45,727	117,141	152,372
Gross profit	3,727	16,281	(6,153)	64,026	64,253
	10%	43%	(16%)	35%	30%
Operating expenses:
Selling, service and administration	14,516	12,408	13,578	55,753	56,051
Research, development and engineering	9,927	9,768	8,405	37,839	37,196
Restructuring costs	1,101	—	2,612	1,070	2,612
Gain on sale of property and equipment, net	—	(1,301)	—	(1,301)	(1,226)
Gain on acquisition of Semiconductor Systems business	—	—	—	(499)	—
Legal settlement costs (proceeds), net	—	—	103	—	(15,262)
Net operating expenses	25,544	20,875	24,698	92,862	79,371
Operating loss	(21,817)	(4,594)	(30,851)	(28,836)	(15,118)
Non-operating (expense) income:
Other-than-temporary impairment of cost based investments	(6,115)	—	—	(9,703)	—
Interest and other (expense) income, net	(2)	95	317	113	253
Total non-operating (expense) income	(6,117)	95	317	(9,590)	253
Loss before income taxes	(27,934)	(4,499)	(30,534)	(38,426)	(14,865)
(Benefit from) provision for income taxes	(301)	141	35,217	(92)	39,851
Net loss	$(27,633)	$(4,640)	$(65,751)	$(38,334)	$(54,716)
Net loss per share—basic	$(0.92)	$(0.15)	$(2.23)	$(1.28)	$(1.86)
Net loss per share—diluted	$(0.92)	$(0.15)	$(2.23)	$(1.28)	$(1.86)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2014 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$68,461	$77,174	$88,913
Restricted cash	—	—	—
Short-term investments	38,444	46,299	56,144
Trade receivables, net	37,813	27,479	31,779
Inventories	58,902	68,626	63,067
Shipped systems pending acceptance	2,054	1,179	1,007
Deferred income taxes, net	161	1,714	1,682
Other current assets	4,674	4,796	3,898
Total current assets	210,509	227,267	246,490
Non-current assets:
Non-current investments	3,985	6,024	12,329
Property, plant and equipment, net	27,930	27,830	27,894
Non-current deferred income taxes, net	704	3,680	3,766
Goodwill	7,889	7,889	7,889
Acquired intangible assets, net	6,845	7,696	9,088
Other assets	12,347	19,199	14,752
Total assets	$270,209	$299,585	$322,208
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,465	$14,191	$16,958
Accrued liabilities	20,524	20,944	24,930
Deferred income tax liability, net	170	—	—
Deferred revenue	10,515	6,694	10,196
Total current liabilities	45,674	41,829	52,084
Non-current liabilities:
Income taxes payable	1,654	6,208	5,982
Shareholders’ equity:
Preferred and common stock	183,193	181,844	176,631
Retained earnings	39,336	69,368	87,228
Accumulated other comprehensive income	352	336	283
Total shareholders’ equity	222,881	251,548	264,142
Total liabilities and shareholders’ equity	$270,209	$299,585	$322,208
End of period shares outstanding	30,155	30,095	29,583

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2014 Results

Electro Scientific Industries, Inc.
Analysis of Fourth Quarter and Fiscal 2014 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013	Mar 29, 2014	Mar 30, 2013
Sales detail:
Interconnect & Microfabrication Group	$22,851	$25,378	$22,988	$120,947	$170,360
Semiconductor Group	10,696	8,535	8,682	35,779	18,754
Components Group	3,534	4,354	7,904	24,441	27,511
Total	$37,081	$38,267	$39,574	$181,167	$216,625

Gross margin %	10%	43%	(16%)	35%	30%
Selling, service and administration expense %	39%	32%	34%	31%	26%
Research, development and engineering expense %	27%	26%	21%	21%	17%
Operating loss %	(59%)	(12%)	(78%)	(16%)	(7%)
Effective tax rate %	1%	(3%)	(115%)	0.24%	(268%)
Weighted average shares outstanding - basic	30,130	30,054	29,540	29,974	29,357
Weighted average shares outstanding - diluted	30,130	30,054	29,540	29,974	29,357
End of period employees	633	631	579	633	579

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2014 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Fiscal year ended
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013	Mar 29, 2014		Mar 30, 2013
Gross profit per GAAP	$3,727	$16,281	$(6,153)	$64,026		$64,253
Purchase accounting	448	608	489	2,710		1,891
Equity compensation	164	184	263	722		898
Charges for inventory write-off of discontinued product	12,785	—	19,765	12,786		20,933
Charges for intangibles write-off of discontinued product	—	—	2,347	—		2,347
Non-GAAP gross profit	$17,124	$17,073	$16,711	$80,244		$90,322
Non-GAAP gross margin	46.2%	44.6%	42.2%	44.3%		41.7%

Operating expenses per GAAP	$25,544	$20,875	$24,698	$92,862		$79,371
Purchase accounting	(151)	(126)	(123)	(900)		(493)
Equity compensation	(810)	(1,079)	(1,466)	(5,383)		(7,190)
Acquisition and integration costs	(204)	(310)	—	(1,508)		(886)
Restructuring costs	(1,101)	(59)	(2,612)	(1,070)		(2,612)
Legal settlement (costs) proceeds, net	—	(13)	(103)	(68)		15,262
Gain on sale of property and equipment, net	—	1,301	—	1,301		1,262
Gain on purchase of acquisition of Semiconductor Systems business	—	—	—	499		—
Charges for asset write-off	(1,020)	—	(1,006)	(1,020)		(1,006)
Non-GAAP operating expenses	$22,258	$20,589	$19,388	$84,714		$83,708
% of Net sales	60%	54%	49%	47%		39%

Operating loss per GAAP	$(21,817)	$(4,594)	$(30,851)	$(28,836)		$(15,118)
Non-GAAP adjustments to gross profit	13,397	792	22,864	16,218		26,069
Non-GAAP adjustments to operating expenses	3,286	286	5,310	8,149		(4,337)
Non-GAAP operating (loss) income	$(5,134)	$(3,516)	$(2,677)	$(4,469)		$6,614
% of Net sales	(14%)	(9%)	(7%)	(2%)		3%

Non-operating (expense) income, net per GAAP	$(6,117)	$95	$317	$(9,590)		$253
Other-than-temporary impairment of cost based investments	6,115	—	—	9,703	—	—
Non-GAAP non-operating (expense) income	$(2)	$95	$317	$113		$253

Net loss per GAAP	$(27,633)	$(4,640)	$(65,751)	$(38,334)		$(54,716)
Non-GAAP adjustments to gross profit	13,397	792	22,864	16,218		26,069
Non-GAAP adjustments to operating expenses	3,286	286	5,310	8,149		(4,337)
Non-GAAP adjustments to non-operating expense	6,115	—	—	9,703		—
Income tax effect of valuation adjustments	—	—	46,916	—		46,916
Income tax effect of other non-GAAP adjustments	(126)	468	(10,319)	(797)		(7,508)
Non-GAAP net (loss) income	$(4,961)	$(3,094)	$(980)	$(5,061)		$6,424
% of Net sales	(13%)	(8%)	(2%)	(3%)		3%
Basic Non-GAAP net (loss) income per share	$(0.16)	$(0.10)	$(0.03)	$(0.17)		$0.22
Diluted Non-GAAP net (loss) income per share	$(0.16)	$(0.10)	$(0.03)	$(0.17)		$0.21

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2014 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Fiscal year ended
	Mar 29, 2014	Dec 28, 2013	Mar 30, 2013	Mar 29, 2014	Mar 30, 2013
Net loss	$(27,633)	$(4,640)	$(65,751)	$(38,334)	$(54,716)
Non-cash adjustments and changes in operating activities	12,390	3,876	55,324	19,218	71,823
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(15,243)	(764)	(10,427)	(19,116)	17,107
NET CASH PROVIDED BY INVESTING ACTIVITIES	8,545	8,169	54,534	7,831	70,747
NET CASH USED IN FINANCING ACTIVITIES	(2,025)	(1,880)	(1,564)	(9,100)	(67,143)
Effect of exchange rate changes on cash	10	(326)	(870)	(67)	(1,578)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,713)	5,199	41,673	(20,452)	19,133
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	77,174	71,975	47,240	88,913	69,780
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$68,461	$77,174	$88,913	$68,461	$88,913

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com